Exhibit 10.3

FORM OF
FREEDOM BANCSHARES, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of February 17, 2004 (the “Grant Date”), by and between FREEDOM BANCSHARES, INC (the “Company”) and _______________ (the “Optionee”).

WITNESSETH

WHEREAS, the Optionee performs services as [a consultant][an organizer] for the Company;

WHEREAS, the Company desires to grant to the Optionee a non-qualified stock option to purchase shares of the common stock of the Company; and

WHEREAS, the Company and the Optionee wish to confirm the terms and conditions of the option.

NOW, THEREFORE, in consideration for the Optionee’s services as [a consultant] [an organizer] for the Company, it is hereby agreed between the parties hereto as follows:

SECTION I
GRANT OF OPTION

1.1           Grant of Option.  Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants to the Optionee a non-qualified stock option (the “Option”) to purchase all or any part of _____ shares (the “Option Shares”) of the Company’s $1.00 par value common stock (the “Common Stock”). The exercise price for each share of Common Stock is $10.00 per share (the “Exercise Price”), subject to adjustment as provided in Section 3.1 hereof.  The Exercise Price is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

1.2           Exercise of Option.

(a)           The Option shall be exercisable as to all or any portion of the Option Shares during the Option Period (as defined in Section 1.4 hereof).

(b)   The Option may be exercised with respect to all or any portion of the Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and

(c)   payment to the Company of the Exercise Price , multiplied by the number of  Option Shares being purchased (the “Purchase Price”), as provided in Section 1.3.

(d)           Notwithstanding any other provision of this Agreement, in the event that the capital of the Company falls below the minimum requirements determined by the primary federal regulator of the Company (the “Regulator”), the Regulator may direct the Company to require the Optionee to exercise, or otherwise forfeit, the Option in whole or in part.  If the Regulator gives such direction, the Company will notify the Optionee within forty-five (45) days from the date the Regulator notifies the Company in writing that the Optionee must exercise, or otherwise forfeit, the Option in whole or in part.  If the Optionee does not exercise the Option in accordance with the Company’s direction within twenty-one (21) days of the Company’s notification to the Optionee, the Company may provide for the cancellation of the Option.

Exhibit 10.3

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the Option Shares purchased.

1.3           Purchase Price.  Payment of the Purchase Price for all or any part of the Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check.

1.4           Term and Termination of Option. The term of the Option (the “Option Period”) shall commence on the Grant Date and end on the tenth (10th) anniversary of the Grant Date.  Upon the expiration of the Option Period, the Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

1.5           Vesting Provisions.  The Option Shares shall be fully vested as of the Grant Date.

1.6           Rights as Shareholder.  Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate.

1.7           Special Limitation on Exercise.  No purported exercise of the Option shall be effective without the approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

Exhibit 10.3

SECTION 2
RESTRICTIONS ON TRANSFER OF OPTION SHARES

2.1           Restrictions on Transfer.  The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

2.2           Legend.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein, such as those below:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A NON-QUALIFIED STOCK OPTION AWARD DATED FEBRUARY 17, 2004.  A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

SECTION 3
GENERAL PROVISIONS

3.1	Changes in Capitalization.

(a)            If the number of shares of Common Stock shall be increased or decreased by reason of a subdivision or combination of shares of Common Stock, the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company, an appropriate adjustment shall be made by the Company, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

(b)   If the Company shall be the surviving corporation in any merger, consolidation, reorganization, extraordinary dividend, spin-off, or other change in capital structure of the Company or its Common Stock, the Optionee shall be entitled to purchase the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment, where appropriate, shall be made in the Exercise Price.  In the event of a Change in Control or other corporate transaction pursuant to which the Company is not the surviving entity, the Company may provide for the assumption of the Option by the surviving entity or the substitution of a new option, adjusted in a manner similar to that contemplated by the immediately preceding sentence; however, if the surviving entity does not agree to the assumption or substitution of the Option, the Company may elect to terminate the Option Period as of the effective date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then Fair Market Value of the Common Stock and the Exercise Price for each vested Option Share which has not been exercised as of the effective date of the Change in Control.  A dissolution or liquidation of the Company shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

Exhibit 10.3

(c)           The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Company’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

3.2           Governing Laws.  This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.

3.3           Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.

3.4           Notice.  Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

3.5           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

3.6           Entire Agreement.  This Agreement expresses the entire understanding of the parties with respect to the Option.

3.7           Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this.

3.8           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

Exhibit 10.3

SECTION 4
DEFINITIONS

4.1           “Bank” means Freedom Bancshares, Inc.

4.2           “Board of Directors” means the board of directors of the Company.

4.3           “Change in Control” means any one of the following events which may occur after the Grant Date:

(a)           the acquisition by any individual, entity or “group”. within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

(b)   within any twelve-month period, the persons who were directors of the Company or the Bank immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided, that any director who was not a director as of the Grant Date shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further, that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company shall be deemed to be an Incumbent Director;

(c)   a reorganization, merger or consolidation with respect to which the persons who were the stockholders of the Company or the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(d)   the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

4.4           “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or an affiliate of the Company for the Optionee.  If no long-term disability plan or policy was ever maintained on behalf of the Optionee, Disability shall mean that condition described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time.  In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

4.5	“Fair Market Value” with regard to a date means:

(a)           the price at which Common Stock shall have been sold on that date or the last trading date immediately prior to that date as reported by the national securities exchange selected by the Company on which the shares of Common Stock are then actively traded or, if applicable, as reported by the Nasdaq Stock Market;

Exhibit 10.3

(b)           if such market information is not published on a regular basis, the price of Common Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the Nasdaq Stock Market or, if not so reported, by a generally accepted reporting service; or

(c)           if the Common Stock is not publicly traded, as determined in good faith by the Company with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve (12) months old, and (ii) the valuation methodology used in any such appraisal.

For purposes of Paragraphs (a), (b) and (c) above, the Company may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any method which the Company determines is reasonably indicative of the fair market value.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FREEDOM BANCSHARES, INC.

By:

Title:

ATTEST:

Title:

OPTIONEE:

Exhibit 10.3

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
FREEDOM BANCSHARES, INC.

Name
Address

Date

Freedom Bancshares, Inc.
3165 Maysville Rd.
Commerce, GA 30529
Attn:  Chief Executive Officer

Re:           Exercise of Non-qualified Stock Option

Gentlemen:

Subject to acceptance hereof by Freedom Bancshares, Inc. (the “Company”), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of common stock of the Company (“Common Stock”) under the Non-Qualified Stock Option Agreement (the “Agreement”) dated as of February 17, 2004.  The purchase shall take place as of ______________________, 200__ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Freedom Bancshares, Inc.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

Exhibit 1 - Page 1 of 3

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Agreement.  Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

Exhibit 1 - Page 2 of 3

Exhibit 10.3

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.  I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Agreement.

Very truly yours,

AGREED TO AND ACCEPTED:

FREEDOM BANCSHARES, INC.

By:

Title:

Number of Shares Exercised:

Number of Shares Remaining:	Date:

Exhibit 1 - Page 3 of 3